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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
National Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INFORMATION CONCERNING PARTICIPANTS
(FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)

Participant Information:

        National Semiconductor Corporation, its directors and certain of its officers and employees may be deemed to be participants in the solicitation of proxies in connection with National's 2003 annual meeting of stockholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of National and by virtue of agreements and arrangements with National. The names of the directors of National and each of the officers and employees of National who may be deemed to be a participant in the solicitation are listed below, together with the number (in parenthesis) of shares of National Semiconductor common stock beneficially owned by each of these persons as of June 30, 2003, and the number of options to purchase shares of National Semiconductor common stock exercisable on or before August 29, 2003.

Directors:

Brian L. Halla, Chairman, President and Chief Executive Officer (93,413.5483 shares and 2,325,000 exercisable options); Steven R. Appleton (5,487 shares and 20,000 exercisable options);
Gary P. Arnold (14,000 shares and 50,000 exercisable options);
Richard J. Danzig (5,500 shares and 30,000 exercisable options);
Robert J. Frankenberg (5,000 shares and 50,000 exercisable options);
E. Floyd Kvamme (66,652 shares and 55,000 exercisable options);
Modesto A. Maidique (3,000 shares and 40,000 exercisable options);
Edward R. McCracken (30,166 shares and 50,000 exercisable options);

Officers/Employees:

Brian L. Halla, Chairman, President and Chief Executive Officer (93,413.5483 shares, 2,325,000 exercisable options);
Lewis Chew, Senior Vice President, Finance and Chief Financial Officer (1953.1666 shares and 205,250 exercisable options);
Donald Macleod, Executive Vice President and Chief Operating Officer (51,331.3633 shares and 879,375 exercisable options);
James R. Foltz, Treasurer and Director of Investor Relations (14,310.02 shares and 30,714 exercisable options);
Jennifer Stratiff, Investor Relations Manager (1307.4978 shares and 7,763 exercisable options);
Hermann Stehlik, Vice President, Corporate Marketing and Communications (104.76 shares and 51,925 exercisable options);
Jeff Weir, Director of Public Relations (1120.3763 shares and 11,563 exercisable options).

Additional Information:

        National Semiconductor Corporation will file a proxy statement, together with a WHITE proxy card, in connection with its 2003 annual meeting of stockholders. National stockholders are strongly advised to read the proxy statement relating to National's 2003 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by National with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at National's Internet Web site at www.national.com or by writing to National Semiconductor Corporation, Investor Relations, P.O. Box 58090, Santa Clara, California 95052-8090. National expects to mail its definitive proxy statement, together with a WHITE proxy card, to each stockholder of record on or before August 31, 2003. In addition, copies of the proxy materials may be requested by contacting either of our proxy solicitors, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or by email at proxy@mackenziepartners.com or Georgeson Shareholder Communications, Inc. toll-free at (888) 897-6012 or by email at nsminfo@gscorp.com.

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INFORMATION CONCERNING PARTICIPANTS (FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)